                                                                  EXHIBIT 99.1.8

                              SYBARI SOFTWARE INC.

                               353 Larkfield Road
                         East Northport, New York 11731

                                                May 13, 2004

To the Holders of Series A Redeemable Preferred Stock and Series B Convertible Redeemable Preferred Stock of Sybari Software Inc.:

      We refer you to the Securities Purchase and Redemption Agreement, dated as of March 30, 2001 (the "Agreement"), by and among Sybari Software, Inc., a Delaware corporation (the "Company"), each of Robert A. Wallace, Tobias Berman, Gregory A. Tetrault and Patrick FitzMaurice (each a "Principal Shareholder," and collectively the "Principal Shareholders") and the purchasers named in Schedule
1.1 of the Agreement (the "Investors"), as amended by that certain letter agreement, dated as of May 25, 2001, by and among the Company, the Principal Shareholders and the Investors, as further amended by that certain Amendment to Securities Purchase and Redemption Agreement and Subordinated Debentures, dated as of May 29, 2002, by and among the Company, the Principal Shareholders and the Investors, as further amended by that certain Amendment to Securities Purchase and Redemption Agreement, dated as of June 16, 2003, by and among the Company, the Principal Shareholders and the Investors, as further amended by that certain Amendment to Securities Purchase and Redemption Agreement and Subordinated Debentures, dated as of December 23, 2003, by and among the Company, the Principal Shareholders and the Investors, and as further amended by that certain letter agreement, dated as of April 21, 2004, by and among the Company, the Principal Shareholders and the Investors. Capitalized terms used but not otherwise defined herein shall have the meaning given to such terms in the Agreement.

                                   BACKGROUND

WHEREAS:

      A. The Company is currently in the process of seeking to consummate an initial public offering of its equity securities (an "IPO");

      B. In furtherance of the foregoing, (i) the Principal Shareholders and the Investors desire that the Company take such actions as will allow for an expeditious consummation of an IPO, and (ii) the Investors have advised the Company that the Company will no longer be required to furnish certain reports to the Investors which are required to be delivered by the Company to the Investors pursuant to Section 3.1 of the Agreement; and

      C. The Company, the Principal Shareholders and the Investors desire to clarify the scope of the Company's obligations under Section 3.1 of the Agreement.

      Accordingly, in consideration of the promises and the mutual agreements set forth herein, the parties hereto hereby agree as follows:

FIRST: Each of the parties hereto hereby agrees that, effective November 1, 2003 and until June 30, 2005, the Company shall not be required to deliver any of the reports contemplated by Sections 3.1(a), (b), (c), (d), (e) and (f) of the Agreement. The failure of the Company to so deliver the reports contemplated by Sections 3.1(a), (b), (c), (d), (e) and (f) of the Agreement shall not be deemed to be a breach of the Company's obligation in respect of the same for purposes of the Agreement and each of the Related Agreements.

SECOND: Except as amended by this letter agreement, it is expressly acknowledged and understood that this letter agreement shall not be construed to alter any other provisions in the Agreement or any of the Related Agreements and the Agreement and each of the Related Agreements shall remain in full force and effect from and after the date hereof.

THIRD: This letter agreement may be executed in multiple counterparts, each of which shall constitute an original but all of which together shall constitute but one and the same instrument. One or more copies of this letter agreement may be delivered via telecopier, with the intention that they shall have the same effect as an original counterpart hereof.

                  [Remainder of Page Intentionally Left Blank]

      IN WITNESS WHEREOF, the parties have caused this letter agreement to be executed in the name and on behalf of the parties hereto as of the date first above written.

                                     COMPANY:

                                     SYBARI SOFTWARE, INC.

                                     By: /s/ ROBERT G. WALLACE
                                         ---------------------------------------
                                         Name: Robert G. Wallace
                                         Title: President

                                     PRINCIPAL SHAREHOLDERS:

                                     /s/ ROBERT G. WALLACE
                                     ---------------------------------------
                                     Robert G. Wallace

                                     /s/ TOBIAS BERMAN
                                     ---------------------------------------
                                     Tobias Berman

                                     /s/ GREGORY A. TETRAULT
                                     -------------------------------------------
                                     Gregory A. Tetrault

                                     /s/ PATRICK A. FITZMAURICE
                                     -------------------------------------------
                                     Patrick A. FitzMaurice

                                     INVESTORS:

                                     Summit Ventures V, L.P.

                                     By: Summit Partners V, L.P.
                                         Its General Partner

                                         By: Summit Partners, LLC
                                             Its General Partner

                                         By: /s/ TOM ROBERTS
                                             -------------------------------
                                             Member

                                     Summit V Companion Fund, L.P.

                                     By: Summit Partners V, L.P.
                                         Its General Partner

                                         By: Summit Partners, LLC
                                             Its General Partner

                                         By: /s/ TOM ROBERTS
                                             -------------------------------
                                             Member

                                     Summit V Advisors Fund, L.P.

                                     By: Summit Partners, LLC
                                         Its General Partner

                                         By: /s/ TOM ROBERTS
                                             -----------------------------------
                                             Member

                                     Summit V Advisors Fund (QP), L.P.

                                     By: Summit Partners, LLC
                                         Its General Partner

                                         By: /s/ TOM ROBERTS
                                             -----------------------------------
                                             Member

                                     Summit Subordinated Debt Fund II, L.P.

                                     By: Summit Partners SD II, LLC
                                         Its General Partner

                                         By: /s/ TOM ROBERTS
                                             -----------------------------------
                                             Member

                                     Summit Investors III, L.P.

                                     By: /s/ TOM ROBERTS
                                         ---------------------------------------
                                         General Partner